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                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of First Liberty Financial Corp. (the "Company") on Form S-4 (file no. 333-10617) of our letter, dated September 25, 1996, containing our opinion regarding certain tax matters. We also consent to the incorporation by reference of our report, which includes an explanatory paragraph regarding a change in accounting for investments in 1993, dated November 9, 1995, on our audits of the consolidated financial statements of the Company as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993, which report is included in the Company's Annual Report of Form 10-K for the year ended September 30, 1995. We also consent to the reference to our firm under the captions "Certain Federal Income Tax Consequences" and "Experts".




Atlanta, Georgia                                    /s/ Coopers & Lybrand L.L.P.

September 23, 1996